UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2021

Khosla Ventures Acquisition Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40131	85-1488707
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2128 Sand Hill Road Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 376-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KVSA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2021, Khosla Ventures Acquisition Co. (the “Company”) entered into a Voting Agreement (the “Voting Agreement”) with Khosla Ventures SPAC Sponsor LLC (the “Sponsor”). The Voting Agreement requires, among other things, that Sponsor will not vote its shares of Class B common stock of the Company prior to the business combination to remove any director of the Company, unless such removal is approved by a majority of the board of directors of the Company. The Voting Agreement will terminate upon the consummation of the initial business combination of the Company.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Voting Agreement, dated as of March 26, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Khosla Ventures Acquisition Co.

Date: March 30, 2021	By:	/s/ Peter Buckland
Name: Peter Buckland
Title: Chief Financial Officer